Exhibit 4.8
REGISTRATION RIGHTS AGREEMENT
          This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated August 27, 2007, is among CHANGING WORLD TECHNOLOGIES, INC., a Delaware corporation, (including its successors, the “Company”), and the securityholders listed on the signature pages hereof (the “Securityholders”).
RECITALS
          WHEREAS, each of the Securityholders has previously purchased shares (the “Shares”) of Common Stock, par value $.01 per share (the “Common Stock”), of the Company and/or Warrants to purchase Common Stock (the “Warrants”); and
          WHEREAS, each of the Securityholders has previously been granted registration rights or entered into an agreement pursuant to which the Company is obligated to grant such rights; and
          WHEREAS, the parties hereto desire to enter into this Agreement to provide those certain rights, as provided herein, to each of the Securityholders party hereto.
          NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I — DEFINITIONS
     1.1 Definitions.
          (a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1.
          “Affiliate” means, with respect to any Person, any Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any Person.
          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the United States or the State of New York.
          “Common Stock Equivalents” means, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock of the Company and securities convertible or exchangeable into Common Stock of the

Company, whether at the time of issuance or upon the passage of time or the occurrence of any future event.
          “Effective Date” means the date of the final prospectus relating to the Company’s first underwritten offering of any of its securities to the general public.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.
          “Holder” means (i) a Securityholder and (ii) any direct or indirect transferee of any such Securityholder, including any securityholder that receives shares of Common Stock upon a distribution or liquidation of a Holder, who has been assigned the rights of the transferor Holder under this Agreement.
          “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.
          “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
          “Registrable Securities” means (i) the Shares, (ii) the Warrant Shares, and (iii) any Common Stock of the Company issued as a dividend or other distribution with respect to, in exchange for or in replacement of the Shares and the Warrant Shares; provided that any Shares or other shares of Common Stock shall not be considered Registrable Securities (y) at such time as all of the shares of Common Stock held by a holder may be freely traded (without limitation or restriction as to quantity or timing and without registration under the Securities Act or, if the Company’s securities are listed in a foreign jurisdiction, any act similar to the Securities Act) under Rule 144(k) promulgated under the Securities Act or otherwise under any foreign rule or regulation and (z) if such Shares, Warrant Shares, or other shares of Common Sock have been previously sold pursuant to a registration under the Securities Act or a similar foreign rule or regulation.
          “SEC” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.
          “Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations promulgated by the SEC thereunder.
          “Warrant Shares” means the Common Stock issuable to the holder of a Warrant upon exercise of such Warrant.

     1.2 Other Definitional and Interpretive Matters. Unless otherwise expressly provided or the context otherwise requires, for purposes of this Agreement the following rules of interpretation apply.
          (a) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.
          (b) Any reference in this Agreement to $ means U.S. dollars.
          (c) The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full in this Agreement and are an integral part of this Agreement. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein are defined as set forth in this Agreement.
          (d) Any reference in this Agreement to gender includes all genders, and words imparting the singular number also include the plural and vice versa.
          (e) The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not affect, and should not be utilized in, the construction or interpretation of this Agreement.
          (f) All references in this Agreement to any “Article,” “Section,” “Schedule” or “Exhibit” are to the corresponding Article, Section, Schedule or Exhibit of this Agreement.
          (g) The words “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.
          (h) The word “including” or any variation thereof means “including, but not limited to,” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.
ARTICLE II — REGISTRATION RIGHTS
     2.1 Demand Registration.
          (a) At any time six (6) months after the Company’s initial public offering pursuant to a firm commitment underwriting and prior to the fifth anniversary of the Company’s initial public offering, each of the Securityholders holding Registrable Securities (the “Demanding Holders”) shall have the right (which right is in addition to the piggyback registration rights provided for under Section 2.2 hereof), exercisable by written notice to the Company (the “Demand Registration Request”), to have the

Company prepare and file with the SEC, a registration statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such holder) in order to comply with the provisions of the Securities Act (collectively, the “Registration Statement”), so as to permit a public offering and sale of the Registrable Securities by the holder thereof; provided that (i) the aggregate proceeds of such public offering are reasonably expected to exceed $10,000,000, (ii) the Company shall not be obligated to effect more than two (2) Demand Registration Requests in any calendar year, (iii) none of the Securityholders (including any permitted transferee of a Securityholder) may exercise more than one Demand Registration Request in any calendar year, and (iv) no Securityholder (including any permitted transferee of a Securityholder) may exercise more than a total of three Demand Registration Requests during the term of this Agreement.
          (b) The Company covenants and agrees to give written notice of any Demand Registration Request to all holders of Common Stock (including holders of Registrable Securities) and securities convertible into, or exchangeable for, Common Stock, within ten (10) days from the date of the Company’s receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Section 2.1, such holders may request the Company to include their shares of Common Stock in the Registration Statement to be filed pursuant to this Section 2.1 by notifying the Company of their decision to have such securities included within ten (10) days of their receipt of the Company’s notice; provided that a holder shall not be entitled to register shares of Common Stock if (y) all of the shares of Common Stock then held by such holder may be freely traded (without limitation or restriction as to quantity or timing and without registration under the Securities Act or, if the Company’s securities are listed in a foreign jurisdiction, any act similar to the Securities Act) under Rule 144(k) promulgated under the Securities Act or otherwise under any foreign rule or regulation and (z) if such shares of Common Sock have been previously sold pursuant to a registration statement under the Securities Act or a similar foreign rule or regulation.
          (b) If, in the written opinion of the Company’s managing underwriter, if any, or the Company, including in any registration pursuant to Section 2.1 the total number of shares of Common Stock requested to be registered by the Demanding Holders and any other holder of Common Stock requesting registration of his or its shares of Common Stock will materially adversely affect the entire offering (an “Adverse Effect”), then the shares of Common Stock to be included in such demand registration shall equal the number of shares which the Company is so advised or so determines can be sold in such offering without causing an Adverse Effect and such shares included in such registration shall be allocated pro rata among the holders (including the holders of Registrable Securities) requesting registration on the basis of the number of shares of Common Stock requested to be included in such registration by each such holder.
          (c) Notwithstanding the foregoing, if at any time of any request to register Registrable Securities pursuant to this Section 2.1, the Company (x) is engaged or has substantially developed plans to engage within 90 days of the time of the request, in a registered public offering as to which holders may include Registrable Securities pursuant to Section 2.2, (y) is engaged in any other activity which, in the good faith determination of the Company’s board of directors (the “Board of Directors”), would be adversely affected by the requested registration to the material detriment of the Company or (z) the Company’s Board of Directors determines, in its good faith, that it is in the best interests of the Company not to disclose the existence of or facts surrounding a significant corporate development or transaction then pending or in progress, then the Company may at its option direct that such request be delayed for a period not in excess of the earlier of (i) 90 days from the date of such request in the event that such offering or such other material activity, as the case may be, has not commenced during such 90 day period, (ii) 180 days from the Effective Date of such offering, if applicable, (iii) 120 days from the date of commencement of such other material activity, if applicable, or (iv) such time that the Company is no longer in good faith actively and diligently pursuing such offering or such activity; provided that such right to delay a request may be exercised by the Company not more than twice in any 15 month period.
     2.2 Piggyback Registrations.
          (a) If, at any time that any of the Registrable Securities are outstanding, the Company proposes to prepare and file with the SEC a Registration Statement and such Registration Statement allows other securityholders of the Company to register their securities thereunder, the Company will give written notice of its intention to do so by registered mail (“Notice”), at least twenty (20) days prior to the initial filing of each such Registration Statement, to all holders of the Registrable Securities. Upon written request within ten (10) days after receipt of the Notice, a holder (a “Requesting Holder”) may request that the Company include any of the Requesting Holder’s Registrable Securities in the proposed Registration Statement, and the Company shall, as to each such Requesting Holder, use commercially reasonable efforts to effect the registration under the Securities Act or any similar act, rule or regulation of any foreign governmental authority on which the Company’s securities are traded, of the Registrable Securities which it has been so requested to register (“Piggyback Registration”); provided, however, that if, in the written opinion of the Company’s managing underwriter, if any, for such offering, or the Company, the inclusion of all or a portion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company or the selling securityholder(s), will exceed the maximum amount of the Company’s securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise triggering an Adverse Effect, then the portion of the securities to be registered on behalf of the Requesting Holders, shall equal the number of shares which the Company is so advised can be sold in such offering without causing an Adverse Effect less the number of shares being sold by the Company and such shares included in such registration on behalf of the Requesting Holders shall be allocated pro rata among the Requesting Holders on the basis of the number of shares of Common Stock requested to be included in such registration by each Requesting Holder.
     2.3 Holdback Agreement. In the event of any registration of shares of Common Stock in connection with an underwritten public offering, the Holders agree not to effect any sale of any Registrable Securities (other than as part of such public offering), including pursuant to Rule 144K, during the 14 days prior to the effective date of such registration statement (except as part of such registration statement) or during the period after such effective date as reasonably required by the managing underwriter of an underwritten offering, but in no event longer than the earlier of (i) the shortest period applicable to the officers, directors and stockholders (other than the holders of the Shares) holding 5% or more of the capital stock of the Company or (ii) 180 days.
     2.4 Company Covenants in Connection with Registration.
          (a) In connection with any registration under Article II hereof, the Company shall file the Registration Statement as expeditiously as possible, but in any event no later than sixty (60) days following receipt of any demand therefor, shall use its commercially reasonable efforts to cause any such Registration Statement to be declared effective at the earliest possible time, and shall furnish each holder of Registrable Securities such number of prospectuses (including each free writing prospectus used in connection therewith) as shall reasonably be requested. Once effective, the Company shall maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities included in such offering have been sold, or (ii) one hundred and eighty days after the effectiveness of such Registration Statement;
          (b) The Company shall pay all costs, fees and expenses (other than underwriting fees, discounts and nonaccountable expense allowance applicable to the Registrable Securities) in connection with all Registration Statements filed pursuant to Article II hereof including, without limitation, the Company’s legal and accounting fees, printing expenses, and blue sky fees and expenses and the fees and expenses of one counsel retained by the holders of Registrable Securities up to a maximum of $10,000;
          (c) The Company shall take all necessary action which may be required to (i) qualify or register the Registrable Securities included in the Registration Statement, for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the holders of such securities and (ii) list the Registrable Securities on the principal securities exchange (or the Nasdaq Stock Market) on which the Common Stock is so listed;
          (d) The Company shall indemnify and hold harmless the holders of the Registrable Securities, and each officer, director, employee and agent of the holders of the Registrable Securities, from and against any and all losses, claims, damages and liabilities, including attorney fees caused by any untrue statement of a material fact contained in any Registration Statement, any post-effective amendment to such Registration Statement, or any prospectus included therein required to be filed or furnished by reason of this Article II, any free-writing prospectus used in connection therewith, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the holders of the Registrable Securities or underwriter within the meaning of the Securities Act and each officer, director, employee and agent of the holders of the Registrable Securities and underwriter;
          (e) In connection with any Registration Statement in which a seller of Registrable Securities is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its affiliates specifically for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and, provided, further, that such liability will be limited to, the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement;
          (f) If for any reason the indemnification provided for in this Article II is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations;
          (g) The Company shall promptly deliver copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the Registration Statement to each holder of Registrable Securities included for such registration in such Registration Statement pursuant to Article II hereof requesting such correspondence and memoranda and to the managing underwriter, if any, of the offering in connection with which such holder’s Registrable Securities are being registered and shall permit each holder of Registrable Securities and such underwriter to do such reasonable investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of NASD Regulation, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder of Registrable Securities or underwriter shall reasonably request; and
          (h) The Company shall use its reasonable best efforts to make available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering.
          (i) If requested by the managing underwriters or the Holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, the Company shall promptly include in a prospectus supplement or post-effective amendment such information as the managing underwriters and such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.4(i) that are not, in the opinion of counsel for the Company, in compliance with applicable law.
          (j) The Company shall take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     2.5 Suspension of Dispositions. Each Holder agrees that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 2.4(a) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.
     2.6 Transfer of Registration Rights. The rights of each Holder under this Agreement may not be assigned to a transferee or assignee of a Holder’s Shares unless the transfer of Shares (i) is a Permissible Transfer in accordance with clauses (a)-(g) of Section 2.3 of the Company’s Second Amended Shareholders’ Agreement, dated February 14, 2002, (ii) is otherwise permitted by an agreement to which such Holder and the Company are party, or (iii) is to an affiliate of the Holder and, in each case, the Company is given: (x) written notice by such Holder of the transfer, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and (y) such assignee agrees in writing to be bound by the terms of this Agreement.
     2.7 Deemed Underwriting.
          (a) In connection with any offering of Common Stock by a Holder as a selling shareholder covered by a Registration Statement with the SEC or covered by Offering Materials (as defined below) prepared by or on behalf of the Company and effected under Rule 144A or Regulation S (a “Covered Offering”), if the SEC, any regulatory authority or any other governmental authority, either before, on or after the effective date of any Registration Statement, expresses the view that such Holder should be deemed an “underwriter” in connection with a Covered Offering, the Company agrees, at the sole cost of such Holder:
               (i) to cooperate with such Holder in allowing it to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations as an underwriter in connection with that Covered Offering;
               (ii) at the request of such Holder, to furnish to it from time to time on such dates as it may reasonably request (x) to the extent that the Company is receiving a letter, dated as of such date, from the Company’s independent accountants of the type customarily given by independent accountants in an offering of the type contemplated by the Covered Offering, an executed copy of that letter addressed to such Holder, and (y) to the extent that the Company is receiving opinion(s), dated as of such date, of one or more counsel representing the Company in the Covered Offering (including both outside counsel and counsel employed by the Company) of the type customarily given by counsel in an offering of the type contemplated by the Covered Offering (including, without limitation, a standard “10b-5” opinion), an executed copy of each such opinion addressed to such Holder; and
               (iii) to permit legal counsel to such Holder (as selected by such Holder in its sole discretion) to review and comment upon any disclosures related to such Holder or the possibility of such Holder being named as an “underwriter”, as such term is defined in Section 2(a)(11) of the Securities Act, or a “deemed” underwriter in (x) any Registration Statement (including the related prospectus and free-writing prospectus) or offering memorandum (the “Offering Materials”) at least five business days prior to its filing with the SEC or when it is first used, as the case may be, and (y) each amendment or supplement to any Offering Material within a reasonable number of days prior to its filing with the SEC or when it is first used, as the case may be. The Company shall also not file any Registration Statement or amendment or supplement thereto in a form to which legal counsel to such Holder reasonably objects.
               (iv) prepare and file with the SEC any amendments and/or supplements to the Registration Statement (including the related prospectus and free-writing prospectus) as may be necessary to respond to the SEC’s view that such Holder should be deemed an “underwriter” in connection with the Covered Offering and use its reasonable best efforts to comply with any related requests of the SEC so that the Registration Statement (including the related prospectus) may be used by such Holder in connection with the disposition of Registrable Securities.
          (b) In any underwriting, purchase or similar agreement relating to the Covered Offering (the “Underwriting Agreement”), the Company agrees to indemnify and hold harmless such Holder, its directors, officers and other persons, if any, who may control such Holder for any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any statement or alleged statement in or omission or alleged omission from the Offering Material used in connection with the Covered Offering as a result of such Holder being named as an underwriter or a deemed underwriter. Furthermore, the Underwriting Agreement shall contain customary indemnification for selling shareholders that are provided in offerings that are similar to the Covered Offering and such indemnification shall specifically include any liability that such Holder may incur as a result of being deemed an underwriter for purposes of the Covered Offering.
ARTICLE III - MISCELLANEOUS
     3.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

If to the Company:
Changing World Technologies, Inc.
460 Hempstead Avenue
West Hempstead, New York 11552
Attn: President
with a copy to:
Michael A. King
Weil, Gotshal & Manges, LLP
767 Fifth Avenue
New York, NY 10153
          If to any Holder, at its address on file with the Company.
          Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).
          Failure to transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is given or made in the manner provided above, it is duly given, whether or not the addressee receives it.
     3.2 Governing Law. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED EXCLUSIVELY IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.
     3.3 Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE NEW YORK STATE SUPREME COURT, COUNTY OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT THEREFROM, FOR THE RESOLUTION OF ANY AND ALL DISPUTES, CONTROVERSIES, CONFLICTS, LITIGATION OR ACTIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE SUBJECT MATTER HEREOF

AND AGREES NOT TO COMMENCE ANY LITIGATION OR ACTIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE SUBJECT MATTER HEREOF IN ANY OTHER COURT.
     3.4 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, each Holder and their respective successors and assigns.
     3.5 Duplicate Originals. All parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.
     3.6 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.
     3.7 Entire Agreement; No Waivers; Amendments.
          (a) This Agreement (including the schedules and exhibits hereto) with respect to the subject matter hereof (i) represents the entire understanding and agreement between the parties hereto and (ii) supersedes any prior understandings, discussions and agreements between the parties hereto, including any registration rights previously granted to any of the Securityholders. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.
          (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and Holders who then own beneficially more than 51% of the aggregate number of shares of Common Stock subject to this Agreement.
     3.8 Negotiated Agreement. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to the construction or interpretation hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

CHANGING WORLD TECHNOLOGIES, INC.

By: Name:	/s/ Steven A. Carlson Steven A. Carlson
Title:	Chief Financial Officer
CWT REGISTRATION RIGHTS AGREEMENT

CONAGRA FOODS, INC.

By: Name:	/s/ Patrick J. Keley Patrick J. Keley
Title:	VP
CWT REGISTRATION RIGHTS AGREEMENT

GSFS INVESTMENTS I CORP.

By: Name:	/s/ Alan Waxman Alan Waxman
Title:	Authorized Signatory
CWT REGISTRATION RIGHTS AGREEMENT

STONEHILL OFFSHORE PARTNERS LIMITED

By: Stonehill Capital Management LLC, Its Adviser

By:	/s/ Peter Sisitsky
Name:	Peter Sisitsky
Title:	Vice President

STONEHILL INSTITUTIONAL PARTNERS, L.P.

By Stonehill Capital Management LLC, Its Adviser

By:	/s/ Peter Sisitsky
Name:	Peter Sisitsky
Title:	Vice President
CWT REGISTRATION RIGHTS AGREEMENT

CWT VENTURE GROUP I LLC

By:	/s/ Jerome Finkelstein
Name:	Jerome Finkelstein
Title:

HAROLD FINKELSTEIN

By:	/s/ Harold Finkelstein

CWT VENTURE GROUP II LLC

By:	/s/ Harold Finkelstein

Name:
Title:

ALEXA M. ENTEL 1999 TRUST

By:	/s/ Alexa M. Entel

Name:
Title:

DEBORAH ENTEL 2006 FAMILY TRUST

By:	/s/ Deborah Entel

Name:
Title:

JACOB ENTEL 1999 TRUST

By:	/s/ Jacob Entel

Name:
Title:
CWT REGISTRATION RIGHTS AGREEMENT

BENJAMIN FINKELSTEIN 1999 TRUST

By:
Name:
Title:

CAROLINE S. FINKELSTEIN 1999 TRUST

By:

Name:
Title:

MALCOLM FINKELSTEIN 1999 TRUST

By:

Name:
Title:

MED PARTNERS

By:

Name:
Title:

MICHAEL FINKELSTEIN 2006 FAMILY TRUST

By:

Name:
Title:

EIZEL 33, LLC

By:

Name:
Title:
CWT REGISTRATION RIGHTS AGREEMENT

EMILY J. SILVER NON-GST 2007 TRUST

By:
Name:
Title:

EMILY J. SILVER GST 2007 TRUST

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Name:
Title:

EVE SILVER 2006 FAMILY TRUST

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Name:
Title:

EVE SILVER SPOUSAL LIFETIME ACCESS TRUST

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Title:

EVE SILVER 2007 GRANTOR RETAINED ANNUITY TRUST

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Name:
Title:

LILA R. SILVER NON-GST TRUST

By:

Name:
Title:
CWT REGISTRATION RIGHTS AGREEMENT

LILA R. SILVER GST 2007 TRUST

By:
Name:
Title:

ZACHARY I. SILVER NON-GST TRUST

By:

Name:
Title:

ZACHARY I. SILVER GST 2007 TRUST

By:

Name:
Title:
CWT REGISTRATION RIGHTS AGREEMENT